As filed with the Securities and Exchange Commission on December 31, 2003
                                                      Registration No. 333-36966

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                      POST-EFFECTIVE AMENDMENT NO. 6 TO THE
                        FORM SB-1 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                      INNOVATIVE FINANCIAL RESOURCES, INC.
                          (formerly SD Products Corp.)
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)


                          101 S. 5th Street -Suite 2400
                           Louisville, Kentucky 40202
                                 (502) 589-1001
   ---------------------------------------------------------------------------
               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

Copy To:
                              Carl N. Duncan, Esq.
                              5718 Tanglewood Drive
                              Bethesda, Maryland 20817
                              (301) 263-0200
                              (301) 263-0300 (Fax)
                          cduncan.counselor@verizon.net

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(C) under the securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[_]
        Disclosure of Alternative Used: Alternative 1 [X] Alternative 2 [_]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Although no sales were made, on October 5, 2001, Registrant filed Post-Effective Amendment No. 2 since its October 6, 2000 prospectus had gone stale, Registrant for marketing reasons and expense considerations, has decided to terminate this offer. No sales have been made pursuant to the Registration Statement. The sole purpose of Registrant's Post-Effective Amendment No. 6 is to withdraw and/or terminate voluntarily its registration, effective immediately.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-1 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky on the 31st day of December, 2003.


                      Innovative Financial Resources, Inc.

                      By: /s/ Brad L. Curtsinger
                          --------------------------------
                          Brad L. Curtsinger, President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement has been signed below by the following person in his respective capacity as officer and/or director of the Registrant on the date indicated.


         Signatures                         Title                   Date

      /s/Brad L. Curtsinger
      --------------------------         President, CEO        December 31, 2003
      Brad L. Curtsinger                 and Director


      /s/ Brad L. Curtsinger
      ---------------------------        Treasurer,            December 31, 2003
      Brad L. Curtsinger                 Chief Financial Officer
                                         and Secretary